UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2011
___________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA	94608
(Address of principal	(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 2, 2011, Lyris, Inc. (“Company”) announced that Keith D. Taylor has been approved as the Company’s new Chief Financial Officer, effective as of January 31, 2011. Heidi Mackintosh resigned from her position as Chief Financial Officer of the Company, effective as of that date.

     Prior to joining the Company, Mr. Taylor, 54, served as Chief Financial Officer for Exigen Capital, LP, a private equity group, since 2008, where he managed all finance and accounting matters. Mr. Taylor also served as Chief Financial Officer for Magellan Navigation, Inc., a consumer GPS solutions company, from 2007 to 2008, for Encover, Inc., an enterprise software company, from 2003 to 2006, and for Brassring, Inc., an enterprise software company from 2000 to 2003. Mr. Taylor began his career at Ernst & Young LLP, a professional services firm, in 1979, where he worked in both audit and IT services. In 1985, he joined Apple, Inc., a consumer electronics, computer and software company, where he ultimately served in the position of Controller, Global Infrastructure, until his move to Adecco SA, a global HR and staffing services company, from 1994 to 2000. Mr. Taylor earned an MBA from San Jose State University, and a BSBA from Cal Poly State University, San Luis Obispo.

     The Company entered into an offer letter with Mr. Taylor, dated as of January 5, 2011 (“Offer Letter”), under which Mr. Taylor will receive an annual salary of $275,000 and is eligible for a target annual bonus of $68,750 in 2011. Mr. Taylor will also receive a sign-on bonus of $5,000 per month for the first 12 months of his employment, and relocation reimbursements. Subject to approval by the Board, the Company will grant Mr. Taylor an option to purchase 1,250,000 shares of Company common stock at an exercise price of not less than $0.33 per share. The award will be made pursuant to the Company’s 2005 Equity-Based Compensation Plan and vest over four years. In addition, Mr. Taylor will receive six months severance pay if he is terminated by the Company without cause. In the event the Company undergoes a change of control and Mr. Taylor is terminated without cause within two years following a change in control, he will be entitled to a severance payment equal to one year of base salary, at the rate in effect on the date of termination of his employment, and accelerated vesting of his then unvested options.

     In addition, the Company has also entered into a separation agreement with Ms. Mackintosh providing that the Company will reimburse any insurance premiums necessary to continue Ms. Mackintosh’s existing health benefits during the next six months and will pay Ms. Mackintosh her fiscal 2011 Q1 and fiscal 2011 Q2 bonuses in full, including any portion of such bonuses that would have been held back for retention purposes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

By:	/s/ Wolfgang Maasberg
Name:	Wolfgang Maasberg
Title:	Chief Executive Officer

Date: February 2, 2011